Ex-3.2(a)

[SEAL] DEAN HELLER
       Secretary of State
       204 North Carson Street, Suite 1
       Carson City, Nevada 89701-4299
       (775) 684 6708
       Website: secretaryofstate.biz

---------------------------------------------            Entity#
                                                         C9696-1990
CERTIFICATE OF AMENDMENT
PURSUANT TO NRS 78.385 and 78.390)                       Document Number:
                                                         20060220720-11
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                                                         Date Filed:
                                                         4/6/2006 12:30:16 PM
                                                         In the office of

                                                         /s/ Dean Heller
                                                         Dean Heller
                                                         Secretary of State

IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.  ABOVE:

             Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Bionutrics, Inc.
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2. The articles have been amended as follows (provide article numbers, if available)

Article First of the Restated Articles of Incorporation is deleted in its
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entirety and is replaced with the following:
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     "First: The name of the corporation is Synovics Pharmaceuticals, Inc.
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                              the 'Corporation')."
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of Incorporation have voted in favor of the amendment is: 70.33%.
                                                       ---------
4. Effective date of filing (optional):  April 11, 2006
                                        ----------------------------------------
                                             (must not be later than 30 days
                                             after the certificate if filed)

5. Officer Signature (required):  /s/ Ronald H. Lam
                                 -----------------------------------------------
                                      Ronald H. Lam, President

"If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, than the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

               THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.